Exhibit (24)(b)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                          Certificate of the Secretary

      The undersigned, John E. Hickey, Secretary of International Business Machines Corporation (the "Corporation"), does hereby certify that attached hereto as Exhibit A is a true, correct and complete copy of relevant part of the minutes of a meeting of the Corporation's Board of Directors on January 28, 1997 authorizing the Corporation's officers to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

      IN WITNESS WHEREOF, the undersigned has executed this certificate this 22nd day of May, 1997


                                       INTERNATIONAL BUSINESS
                                       MACHINES CORPORATION,


                                   by: /s/ John E. Hickey
                                       -----------------------------
                                       Name:  John E. Hickey
                                       Title: Secretary

                                                                       Exhibit A

Excerpted in relevant part:

            A meeting of the BOARD OF DIRECTORS OF INTERNATIONAL BUSINESS MACHINES CORPORATION was held at Old Orchard Road, Armonk, New York, on Tuesday, January 28, 1997, at 9 a.m., pursuant to the By-laws.

      Mr. L.V. Gerstner, Jr., Chairman of the Board of Directors, presided. The following additional members were present, namely:

          Ms. C. Black                         Mr. L. A. Noto
          Dr. H. Brown                         Dr. J. B. Slaughter
          Mr. J. Dormann                       Mr. A. Trotman
          Dr. N. O. Keohane                    Mr. L. C. van Wachem
          Mr. C. F. Knight                     Dr. C. M. Vest

constituting a quorum.

                                CHAIRMAN'S REPORT

                                      * * *

      The Chairman described the proposed acquisition of an interest in a company that has developed technology to help customers build customized web-sites. He explained the terms, conditions and estimated cost of the transaction, noting the use of IBM stock was being considered for the acquisition. After discussion, the Board authorized the use of stock for the transaction and the preparation and filing of any necessary registration statements.